                                                                     EXHIBIT 4.4

                                           Warrant to Purchase 37,500 Units

                                           consisting of 75,000 Shares of Common

                                           Stock and 37,500 Redeemable Common

                                           Stock Purchase Warrants


                             UNDERWRITER'S WARRANT
                             ---------------------

                         Dated: as of November 4, 1994

     THIS CERTIFIES THAT Thomas James Associates, Inc (herein sometimes called the "Holder" and the "Underwriter") is entitled to purchase from SPECIALTY TELECONSTRUCTORS, INC., a Nevada corporation (the "Company"), at the price and during the period as herein specified, up to Thirty-Seven Thousand Five Hundred (37,500) Units (the Units), each Units consisting of two (2) shares of Common Stock, par value $.01 per share (the "Shares"), and one (1) Redeemable Common Stock Purchase Warrant ("Warrants"), each exercisable to purchase one (1) share of Common Stock at a purchase price of $6.00 per share, in each case subject to adjustment as described below, at any time commencing on the effective date of the Registration Statement ("Effective Date") and ending on the fifth (5th) anniversary of the Effective Date.

     This Underwriter's Warrant (the "Underwriter's Warrant") is issued pursuant to an Underwriting Agreement between the Company and Thomas James Associates, Inc, as Representative of the Underwriters set forth in Schedule I thereto, in connection with a public offering through the Underwriters, of 500,000 Units as therein described, (and up to 75,000 additional Units covered by an over-allotment option granted by the Company and the Selling Stockholder to the Underwriters) and in consideration of $3.75 received by the Company for the Underwriter's Warrant. Except as specifically otherwise provided herein, the Shares and the Warrants issued pursuant to the Underwriter's Warrant shall bear the same terms and conditions as described under the caption "Description of Securities" in the Registration Statement on Form SB-2, File No. 33-79998-D (the "Registration Statement") except that the Holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Underwriter's Warrant, the Shares, the Warrants and the Common Stock issuable upon exercise of the Warrants as more fully described in Section 6 herein.

     1. The rights represented by the Underwriter's Warrant shall be exercised at the price, subject to adjustment in accordance with Section 8 hereof (the "Exercise Price"), and during the periods as follows:

          (a) Between the date hereof and November 3, 1999, (five (5) years from the Effective Date, i.e. the "Expiration Date") inclusive, the Holder shall have the option to purchase Units hereunder at a price of $12.15 per Unit (120% of initial public offering price of Unit).

          (b) After the Expiration Date, the Holder shall have no right to purchase any Units hereunder.

     2. (a) The rights represented by the Underwriter's Warrant may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of this Underwriter's Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price then in effect for the number of Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of Section 6 and Subsections (b), (c) and (d) of Section 7 hereof. The Underwriter's Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Underwriter's Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for shares of Common Stock and Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Common stock and Warrants at that time and date. The Common Stock and Warrants and the certificates for the Common Stock and Warrants so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days, after the rights represented by this Underwriter's Warrant shall have been so exercised.


          (b) Notwithstanding anything to the contrary contained in Section 2(a), the Holder may elect, with the consent of the Company, to exercise this Underwriter's Warrant in whole or in part by receiving shares of Common Stock equal to the value (as determined below) of this Underwriter's Warrant, or any part hereof, upon surrender of the Underwriter's Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of shares Common Stock computed using the following formula:

                    X = Y(A-B) + Z(A-C)
                    -------------------
                          A        A

     Where:         X = the number of Shares to be issued to the Holder;

                    Y = the number of Shares underlying the Units to be
                        exercised under this Underwriter's Warrant;

                    A = the current fair market value of one share of Common
                         Stock calculated as of the last trading day immediately preceding the exercise of this Underwriter's Warrant;

               B =  the Exercise Price of the Underwriter's Warrant;

               Z = the number of shares of Common Stock issuable upon exercise of Warrants included in the Units underlying this Underwriter's Warrant; and

               C = the exercise price of the Warrants included in the Units underlying this Underwriter's Warrant;

          As used herein, current fair market value of Common Stock as of a specified date shall mean with respect to each share of Common Stock the average of the closing prices of the Company's Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales of any such exchange on such day, the average of the highest bid and lowest ask price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the current fair market value of Common Stock is being determined and the 20 consecutive Business Days prior to such day. If on the date for which current fair market value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

     3. The Underwriter's Warrant and the securities issuable upon exercise thereof shall not be transferred, sold, assigned, or hypothecated for a period of one year commencing on the Effective Date except that it may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an officer of the Holder or to any of the several Underwriters or members of the selling group and/or the officers or partners thereof during such period. Any such assignment shall be effected by the Holder by (i) executing the form of assignment at the end hereof and (ii) surrendering in the Underwriter's Warrant for cancellation at the office or agency of the Company referred to in Section 2 hereof, accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this Section 3; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Underwriter's Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of Units as are purchasable hereunder.

     4. The Company covenants and agrees that all shares of Common Stock which may be issued as part of the Units purchased hereunder will, upon issuance, be duly and validly issued, fully paid and nonassessable, and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which the Underwriter's Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the Underwriter's Warrant and that it will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants included in the Units.

     5. The Underwriter's Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

     6. (a) (i) The Company shall advise the Holder or its transferee, whether the Holder holds the Underwriter's Warrant or has exercised the Underwriter's Warrant and holds Units or any of the securities underlying the Units, by written notice at least four weeks prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act covering any securities of the Company, for its own account or for the account of others, except for any registration statement filed on Form S-4 or S-8, and will, for a period of seven years from the Effective Date, upon the request of the Holder, and subject to Section 6(a)(ii) below, include in any such post-effective amendment or new registration statement such information as may be required to permit a public offering of the Underwriter's Warrant, all or any of the Units underlying the Underwriter's Warrant, the Common Stock or Warrants included in the Units or the Common Stock issuable upon the exercise of the Warrants (the "Registrable Securities"). The Company shall supply prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such Holder designates and do any and all other acts and things which may be necessary or desirable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities, all at no expense to the Holder or the Underwriter, and furnish indemnification in the manner provided in
Section 7 hereof. The Holder shall furnish information and indemnification as set forth in Section 7.

               (ii) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 6(a)(i). If the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude none, some or all Registrable Securities from such registration and underwriting; provided, however, that no other securityholder may include any securities in such Registration Statement if any of the Registrable Securities have been excluded from such registration.

          (b) If any 50% Holder (as defined below) shall give notice to the Company at any time to the effect that such Holder desires to register under the Act any or all of the Registrable Securities under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved, then the Company will promptly, but no later than four weeks after receipt of such notice, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act, so that such designated Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order) within 90 days after the receipt of such notice, provided, that such Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The 50% Holder may, at its option, request the filing of a post-effective amendment to the current Registration Statement or a new registration statement under the Act on two (2) occasions during the four-year period beginning one (1) year from the Effective Date. The 50% Holder may, at its option, request the registration of the Under writer's Warrant and/or any of the securities underlying the Underwriter's Warrant in a registration statement made by the Company as contemplated by
SEction 6(a) or in connection with a request made pursuant to this Section 6(b) prior to acquisition of the Units issuable upon exercise of the Underwriter's Warrant. The 50% Holder may, at its option, request such post-effective amendment or new registration statement during the described period with respect to the Underwriter's Warrants, the Units as units, or separately as to the Common Stock and/or Warrants included in the Units and/or the Common Stock issuable upon the exercise of the Warrants, and such registration rights may be exercised by the 50% Holder prior to or subsequent to the exercise of the Warrant. Within ten days after receiving any such notice pursuant to this
Section 6(b), the Company shall give notice to any other Holders of the Underwriter's Warrant, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therin the securities underlying that part of the Warrant held by the other Holders, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such Holders) in connection therewith as the Company shall reasonably request in writing. All costs and expenses of the first post-effective amendment or new registration statement shall be borne by the Company, except that the Holder(s) shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them. All costs and expenses of the second such post-effective amendment or new registration statement shall be borne by the Holder(s). The Company will maintain such registration statement or post-effective amendment current under the Act for a period of at least six months (and for up to an additional three (3) months if requested by the Holder(s) from the effective date thereof. The Company shall supply prospectuses, and such other documents as the Holder(s) may request in order to facilitate the public sale or other disposition of the Registrable Securities, use its bestefforts to register and qualify any of the Registrable Securities for sale in such states as such Holder(s) designate and furnish indemnification in the manner provided in Section 7 hereof. In no event shall any other securityholder of the Company be permitted to include any of the Company's securities in any registration statement filed pursuant to this Section 6(b) without the prior written consent(s) of the Holder(s) of the Registrable Securities.

          (c) The term "50% Holder" as used in this Section 6 shall mean the Holder(s) of at least 50% of this Underwriter's Warrant and an Underwriter's Warrant of same date for the purchase of 12,500 Units initially issued to Dillon-Gage Securities, Inc. or its designees, and/or the Common Stock and the Warrants underlying such Underwriter's Warrants (considered in the aggregate) and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Common Stock held by such owners as well as the number of shares then issuable upon exercise of the Warrants.

     7. (a) Whenever pursuant to Section 6 a registration statement relating to the Underwriter's Warrant or any Common Stock or Warrants issued or issuable upon the exercise of any Warrant is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the securities covered by such registration statement, amendment or supplement (such Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder for use in the preparation thereof.

          (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7.

          (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     8    The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (iv) the Warrants or outstanding shares of Common Stock of the Company are at any time changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number and kind of such securities subject to this Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holder of this Underwriter's Warrant exercised after such date shall be entitled to receive the aggregate number and kind of Shares which, if this Underwriter's Warrant had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a 2 for 1 stock distribution and the Exercise Price immediately prior to such event was $12.15 per Unit and the number of Units purchasable upon exercise of this Underwriter's Warrant was 37,500, the adjusted Exercise Price immediately after such event would be $6.075 per Unit and the adjusted number of Units purchasable upon exercise of this Underwriter's Warrant would be 75,000. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) In case the Company shall hereafter distribute without consideration to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants, then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the number of shares then comprising a Unit by the Per Share Exercise Price in effect immediately prior thereto, multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock then outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection
(d) below), less the fair market value (as determined by the Company's Board of Directors) of said assets, or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of, Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholder entitled to receive such distribution.

          (c) Whenever the Exercise Price payable upon exercise of the Underwriter's Warrant is adjusted pursuant to Subsections (a) or (b) above, the number of Units purchasable upon exercise of this Underwriter's Warrant shall simultaneously be adjusted by multiplying the number of Units issuable upon exercise of this Underwriter's Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

          (d) For the purpose of any computation under Subsection (b) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices of the Common Stock for 30 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

          (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 in such price; provided, however, that any adjustments which by reason of this Subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants issuable upon exercise of this Underwriter's Warrant).

          (f) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of

Units issuable exercise of this Underwriter's Warrant to be mailed to the Holder, at its address set forth herein, and shall cause a certified copy thereof to be mailed to the Company's transfer agent if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

          (g) In the event that at any time, as a result of an adjustment made pursuant to the provisions of this Section 8, the Holder of this Underwriter's Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Underwriter's Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (e). inclusive, above.

          9. This Agreement shall be governed by and in accordance with the laws of the State of Nevada.

          IN WITNESS WHEREOF, SPECIALTY TELECONSTRUCTORS, INC. has caused this Underwriter's Warrant to be signed by its duly authorized officers under its corporate seal, and this Underwriter's Warrant to be dated as of November 4, 1994.


                                        SPECIALTY TELECONSTRUCTORS, INC.


                                        BY: /s/ Michael Budagher
                                            ----------------------------------
                                                Michael Budagher, President


(Corporate Seal)


Attest:



/s/ Kari A. Young
---------------------------
Kari A. Young

                                 PURCHASE FORM
                                 -------------

                 (To be signed only upon exercise of Warrant)


     The undersigned, the holder of the foregoing Underwriter's Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ________ Units of SPECIALTY TELECONSTRUCTORS, INC., each Unit consisting of two (2) shares of $.01 par value Common Stock, and one (1) Redeemable Common Stock Purchase Warrant to purchase one (1) share of Common Stock, and herewith makes payment of $___________ therefor, and requests that the Warrants and certificates for shares of Common Stock be issued in the name(s) of, and delivered to __________________, whose address(es) is (are):


Dated:______________________, 19____


                                   _____________________________________________


                                   _____________________________________________
                                        Address

                                 TRANSFER FORM
                                 -------------
                 (To be signed only upon transfer of warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto _________________________ the right to purchase Units represented by the foregoing Underwriter's Warrant to the extent of _______________________ Units, and appoints _________________________ attorney to transfer such rights on the books of _____________________________ , with full power of substitution in the premises.


Dated:___________________________, 19


                           By:__________________________________

                           _____________________________________

                           _____________________________________
                               Address

In the presence of :